UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
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PURE CYCLE CORPORATION

(Name of Registrant as Specified In Its Charter)

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PURE CYCLE CORPORATION
500 E. 8th Ave, Suite 201
Denver, CO 80203
(303) 292-3456
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on January 12, 2010
TO OUR SHAREHOLDERS:
You are cordially invited to attend the annual meeting of the shareholders of Pure Cycle Corporation. The meeting will be held at 1550 Seventeenth Street, Suite 500, Denver, Colorado 80202, at the offices of Davis Graham & Stubbs LLP, on January 12, 2010 at 2 p.m. Mountain Time for the following purposes:
1.	To elect a board of six directors to serve until the next annual meeting of shareholders, or until their successors have been duly elected and qualified;

2.	To ratify the appointment of GHP Horwath, P.C. as our independent registered public accounting firm for the 2010 fiscal year; and

3.	To transact such other business as may properly come before the meeting or any adjournment(s) thereof.
Only shareholders of record as of 5:00 p.m. Mountain Time on November 23, 2009 will be entitled to notice of or to vote at this meeting or any adjournment(s) thereof.
Whether or not you plan to attend, please vote promptly by following the instructions on the Important Notice Regarding the Availability of Proxy Materials or, if you requested a printed set of proxy materials, by completing, signing and dating the enclosed proxy and returning it in the accompanying postage-paid envelope. Shareholders who attend the meeting may revoke their proxies and vote in person if they so desire.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Scott E. Lehman
Scott E. Lehman, Secretary

December 3, 2009

PURE CYCLE CORPORATION
500 E. 8th Ave, Suite 201
Denver, CO 80203
(303) 292-3456
PROXY STATEMENT FOR THE
ANNUAL MEETING OF SHAREHOLDERS
To be held on January 12, 2010
ABOUT THE MEETING
This proxy statement is being made available to shareholders in connection with the solicitation of proxies by the board of directors of PURE CYCLE CORPORATION (the “Company”) for use at the annual meeting of shareholders of the Company (the “Meeting”) to be held at 1550 Seventeenth Street, Suite 500, Denver, Colorado 80202, at the offices of Davis Graham & Stubbs LLP on January 12, 2010 at 2 p.m. Mountain Time or at any adjournment thereof.
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?
Pursuant to the rules adopted by the Securities and Exchange Commission (the “SEC”), the Company is required to provide access to our proxy materials via the Internet. Accordingly, the Company is now furnishing proxy materials to its shareholders primarily via the Internet, rather than mailing printed copies of these materials to each shareholder. On or about December 3, 2009, the Company mailed to each shareholder of record and beneficial owners (other than those who previously requested electronic delivery) an Important Notice Regarding the Availability of Proxy Materials.
How can I get access to the proxy materials?
All shareholders will have the ability to access the proxy materials and the Company’s Annual Report on Form 10-K on the website referred to in the Important Notice Regarding the Availability of Proxy Materials or to request to receive a printed set of such materials. Instructions on how to access the proxy materials, including this proxy statement and the Company’s Annual Report on Form 10-K, may be found in the Important Notice Regarding the Availability of Proxy Materials. You may also request a set of these proxy materials by contacting our transfer agent at Computershare Trust Company, Inc., 350 Indiana Street, Suite #800, Golden, Colorado 80401, telephone: (303) 262-0600, or by writing the Company’s Secretary at the Company’s address set forth above.
If you would like to receive the Important Notice Regarding the Availability of Proxy Materials via email rather than regular mail in future years, please follow the instructions in the Notice. Choosing to receive future notices by email will help the Company reduce the costs and environmental impact of our shareholder meetings.
What is the purpose of the Meeting?
At the Meeting, shareholders are asked to act upon the matters outlined above in the Notice of Annual Meeting of Shareholders and as described in this proxy statement. The matters to be considered are (i) the election of directors, (ii) the ratification of the appointment of the Company’s independent auditors for the fiscal year ending August 31, 2010, and (iii) such other matters as may properly come before the Meeting. Additionally, management will be available to respond to appropriate questions.
Who is entitled to vote?
Only shareholders of record as of 5 p.m. Mountain Time on November 23, 2009 (the “Record Date”), are entitled to vote on matters presented at the Meeting. On the Record Date there were 20,206,566 shares of the Company’s 1/3 of $.01 par value common stock (“common stock”) issued and outstanding.

What are my voting rights?
If you were a shareholder of record on the Record Date you will be entitled to vote all of the shares you held on the Record Date at the Meeting or any postponements or adjournments thereof. If your shares are held in an account at a bank, brokerage firm, or other nominee, then you are the beneficial owner of shares held in “street name.” If you wish to vote in person at the Meeting, you must obtain a valid proxy from the nominee that holds your shares. Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct how your shares are voted without attending the Meeting.
Each outstanding share of the Company’s common stock will be entitled to one vote on each matter acted upon. There is no cumulative voting.
How do I vote?
If you are the shareholder of record, you may vote your shares by following the instructions in the Important Notice Regarding the Availability of Proxy Materials mailed on or about December 3, 2009 or, if you have received a printed set of the proxy materials, you may vote your shares by completing, signing and dating the enclosed proxy card and then mailing it to the Company’s transfer agent in the pre-addressed envelope provided. You may also vote your shares by calling the transfer agent at the number listed on the proxy card. If your shares are held beneficially in street name, you may vote your shares by following the instructions provided by your broker.
Can I change or revoke my vote?
A proxy may be revoked by a shareholder any time prior to the exercise thereof by written notice to the Secretary of the Company, by submission of another proxy bearing a later date or by attending the Meeting and voting in person.
Is my vote confidential?
Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed within the Company or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally shareholders provide written comments on their proxy cards, which are forwarded to management of the Company.
Will my shares held in street name be voted if I do not provide my proxy?
If you hold your shares through a bank, broker, or other nominee, your shares must be voted by the nominee. If you do not provide voting instructions, under the rules of the securities exchanges, the nominee’s discretionary authority to vote your shares is limited to “routine” matters. The election of directors is not a routine matter for this purpose, so if you do not provide your proxy, your shares will not be voted at the Meeting with respect to the election of directors. In this case your shares will be treated as “broker non-votes,” which will have no effect on the outcome of the election.
A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.
What is a quorum?
The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock constitutes a quorum at the Meeting for the election of directors and for the other proposals. Abstentions and broker non-votes are counted for the purposes of determining whether a quorum is present at Meeting.

How many votes are required to approve the proposals?
•
Election of Directors — The election of directors requires the affirmative vote of a plurality of the votes cast by shares represented in person or by proxy and entitled to vote for the election of directors. This means that the nominees receiving the most votes from those eligible to vote will be elected. You may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees; however, a “withheld” vote or a broker non-vote (defined above) will have no effect on the outcome of the election.

•
Ratification of Auditors and Other Matters — The number of votes cast in favor of the proposal at the annual meeting must exceed the number of votes cast against the proposal for the approval of proposal 2, the ratification of the appointment of independent auditors, and other matters. For proposal 2 and any other business matters to be voted on, you may vote “FOR,” “AGAINST,” or you may “ABSTAIN.” Abstentions and broker non-votes will not be counted as votes for or against a proposal and, therefore, will have no effect on the vote.

If no specification is made, then the shares will be voted “FOR” the directors nominated by the board of directors and “FOR” proposal 2 and otherwise, in accordance with the recommendations of the board of directors.
Does the Company expect there to be any additional matters presented at the Meeting?
Other than the two items of business described in this proxy, the Company is not aware of any other business to be acted upon at the Meeting. If you grant a proxy, the persons named as proxy-holders, Mark W. Harding and Harrison H. Augur, have the discretion to vote your shares on any additional matter properly presented for a vote at the Meeting. If for any unforeseen reason any of our director nominees are not available for election at the date of the Meeting, the named proxy-holders will vote your shares for such other candidates as may be nominated by the board.
When will the results of the voting being announced?
The Company will announce preliminary results at the Meeting and will publish final results in the Form 10-Q for the quarter ending February 28, 2010.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
The following table presents the beneficial ownership of the Company’s issued and outstanding common stock at November 23, 2009 for (i) each person who owns of record (or is known by the Company to own beneficially) 5% or more of the common stock, (ii) each director of the Company and each nominee for director, (iii) each executive officer and (iv) all directors and executive officers as a group. Except as otherwise indicated, the Company believes that each of the beneficial owners of the stock listed has sole investment and voting power with respect to such shares, based on information filed by such person with the Securities and Exchange Commission or based on information provided by such shareholders to the Company.

	Amount and nature of
Name and address of beneficial owner	beneficial ownership		Percent of class
Mark W. Harding
500 E. 8th Ave, Suite 201, Denver CO 80203	727,243	[1]	3.6%
Harrison H. Augur
500 E. 8th Ave, Suite 201, Denver CO 80203	106,551	[2]	*
Mark D. Campbell
7600 E. Orchard Road, Suite 370 S, Greenwood Village, CO 80111	822,500	[3]	4.1%
Arthur G. Epker III
One International Place, Suite 2401, Boston, MA 02110	10,000	[4]	*
Richard L. Guido
500 E. 8th Ave, Suite 201, Denver, CO 80203	17,500	[5]	*
Peter C. Howell
500 E. 8th Ave, Suite 201, Denver, CO 80203	15,500	[6]	*
George M. Middlemas
225 W. Washington, #1500, Chicago, IL 60606	17,500	[7]	*
All officers and directors as a group (7 persons)	1,716,794	[8]	8.5%

High Plains A&M, LLC
7600 E. Orchard Road, Suite 370 S, Greenwood Village, CO 80111	3,000,000	[9]	14.8%
PAR Capital Management, Inc.
PAR Investment Partners, L.P.
PAR Group, L.P.
One International Place, Suite 2401, Boston, MA 02110	3,070,238		15.2%
Wellington Management Company, LLP
75 State Street, Boston, MA 02109	2,200,491	[10]	10.9%
Trigran Investments, Inc.
630 Dundee Road, Suite 230, Northbrook, IL 60062	1,660,108	[11]	8.2%
RMB Capital Management, LLC
115 S. LaSalle Street, 34th Floor, Chicago, IL 60603	1,067,499	[12]	5.3%

*	Less than 1%.

1.	Includes 210,000 shares of common stock held by SMA Investments, LLLP, a limited liability limited partnership controlled by Mr. Harding.

2.
Includes 17,500 shares purchasable by Mr. Augur under currently exercisable options. Includes 10,000 shares of common stock held by Patience Partners, L.P., a limited partnership in which a foundation controlled by Mr. Augur is a 60% limited partner and Patience Partners LLC is a 40% general partner. Patience Partners LLC is a limited liability company in which Mr. Augur owns a 50% membership interest. Includes 46,111 shares of common stock held by Auginco, a Colorado partnership, which is owned 50% by Mr. Augur and 50% by his wife.

3.
Includes 12,500 shares purchasable by Mr. Campbell under currently exercisable options. Excludes 2,190,000 shares owned by High Plains A&M, LLC (“HP A&M”). By reason of his status as a member and manager of HP A&M, Mr. Campbell has voting authority over the 3,000,000 shares issued to HP A&M, but does not have investment control. Mr. Campbell disclaims beneficial ownership of the shares held by HP A&M except to the extent of his pecuniary interest therein, which is 27% or 810,000 shares of common stock.

4.
Includes 10,000 shares purchasable by Mr. Epker under currently exercisable options. Excludes 3,070,238 shares of common stock held directly by PAR Investment Partners, L.P. (“PIP”). PAR Capital Management, Inc. (“PCM”), as the general partner of PAR Group, L.P., which is the general partner of PIP, has investment discretion and voting control over shares held by PIP. No shareholder, director, officer or employee of PCM has beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of any shares held by PIP. The shares held by PIP are part of a portfolio managed by Mr. Epker. As an officer of PCM, Mr. Epker has the authority to trade the securities held by PIP, however, Mr. Epker disclaims beneficial ownership of the shares held by PIP.

5.	Includes 17,500 shares purchasable by Mr. Guido under currently exercisable options.

6.	Includes 15,000 shares purchasable by Mr. Howell under currently exercisable options.

7.	Includes 17,500 shares purchasable by Mr. Middlemas under currently exercisable options.

8.	Includes the following shares:
a.	210,000 shares held by SMA Investments, LLLP as described in number 1 above,

b.	90,000 shares purchasable by directors and officers under exercisable options, and

c.	10,000 shares of common stock held by Patience Partners, L.P., and 46,111 shares of common stock held by Auginco, as described in number 2 above.
9.
By reason of the status of each of H. Hunter White, Mark D. Campbell and M. Walker Baus as a member and manager of High Plains A&M, LLC, each of them is deemed a beneficial owner of these shares. Each of them disclaims beneficial ownership of the shares held by High Plains A&M, LLC, except to the extent of his pecuniary interest in the limited liability company.

10.
This disclosure is based on a Schedule 13G/A filed by Wellington Management Company, LLP on February 17, 2009. Wellington Management Company, LLP, in its capacity as investment adviser, may be deemed to beneficially own shares owned of record by clients of Wellington Management Company, LLP.

11.
This disclosure is based on a Schedule 13G/A filed by Trigran Investments, Inc., Trigran Investments, L.P., Douglas Granat, Lawrence A. Oberman and Steven G. Simon on April 15, 2009. Includes 1,075,750 shares of common stock owned by Trigran Investments, L.P. By reason of its role as the general partner of Trigran Investments, L.P., Trigran Investments Inc. may be considered the beneficial owner of shares owned by Trigran Investments, L.P. By reason of their role as controlling shareholders and sole directors of Trigan Investments, Inc., each of Douglas Granat, Lawrence A. Oberman and Steven G. Simon may be considered the beneficial owners of shares beneficially owned by Trigran Investments Inc.

12.	This disclosure is based on a Schedule 13G filed by RMB Capital Management, LLC on October 13, 2009.

DIRECTORS AND EXECUTIVE OFFICERS
The following table sets forth the names, ages and titles of the persons who are currently our directors and executive officers, along with other positions they hold with us.

Name	Age	Position
Mark W. Harding	46	Director, President, CEO and CFO
Harrison H. Augur (1)(2)(3)	67	Chairman of the Board
Mark D. Campbell	54	Director
Arthur G. Epker III (2)(3)	47	Director
Richard L. Guido (1)(3)	65	Director
Peter C. Howell (1)	60	Director
George M. Middlemas (1)(2)	63	Director
(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating and Corporate Governance Committee.
Code of Ethics
The Company has a code of business conduct and ethics for its directors, officers and employees, which can be viewed on our website at www.purecyclewater.com.
THE BOARD AND ITS COMMITTEES
Committees and Meetings
Audit Committee — The Company has a separately designated-standing Audit Committee, which consists of four non-employee directors, Mr. Howell (Chair) and Messrs. Augur, Guido and Middlemas. The board of directors has determined that the Audit Committee members meet the independence standards of NASDAQ established for audit committee members. In addition, the board has determined that Mr. Howell meets the SEC criteria of an Audit Committee financial expert by reason of his understanding of Accounting Principles Generally Accepted in the United States of America (“GAAP”) and the application of GAAP, his education, his experiences as an auditor and chief financial officer, and his understanding of financial statements. See Mr. Howell’s biography under Election of Directors (Proposal No. 1) for additional information.
The functions to be performed by the Audit Committee include the appointment, retention, compensation and oversight of the Company’s independent auditors, including pre-approval of all audit and non-audit services to be performed by such auditors. The Audit Committee Charter is available on our website at www.purecyclewater.com. The Audit Committee met seven (7) times during the fiscal year ended August 31, 2009.
Compensation Committee — The Compensation Committee consists of Mr. Middlemas (Chairman) and Messrs. Augur and Epker. The functions to be performed by the Compensation Committee include establishing the compensation of officers, evaluating the performance of officers and key employees, and administering employee incentive compensation plans. The Compensation Committee typically meets with the Chief Executive Officer to obtain information about employee performance and compensation recommendations. It also has the authority to engage outside advisors to assist the committee with its functions. The Compensation Committee has the power to delegate authority to the CEO or a subcommittee to make certain determinations with respect to compensation for employees who are not executive officers. The Compensation Committee held two (2) meetings during the year ended August 31, 2009. The Company’s Compensation Committee Charter can be viewed at our website at www.purecyclewater.com.

Nominating and Corporate Governance Committee — The Nominating and Corporate Governance Committee (the “Nominating Committee”) consists of Messrs. Guido (Chairman), Epker and Augur. The board of directors has determined that the members of the Nominating Committee meet the independence standards of NASDAQ. The principal responsibilities of the Nominating Committee are to identify and nominate qualified individuals to serve as members of the board and to make recommendations to the board with respect to director compensation. In addition, the Nominating Committee is responsible for establishing our Corporate Governance Guidelines and evaluating the board and its processes. In selecting nominees for the board, the Nominating Committee is seeking a board with a variety of experience and expertise, and in selecting nominees it will consider business experience in the industry in which the Company operates, financial expertise, independence from the Company, experience with publicly traded companies, experience with relevant regulatory matters in which the Company is involved, and a reputation for integrity and professionalism. Nominees must be at least 21 years of age and less than 70. Identification of prospective board members is done by a combination of methods, including word-of-mouth in industry circles, inquiries of outside professionals and recommendations made to us. The Nominating Committee will consider nominations for director made by shareholders of record entitled to vote. In order to make a nomination for election at the 2011 annual meeting, a shareholder must provide notice, along with supporting information regarding such nominee, to the Company’s Secretary by August 4, 2010, in accordance with our bylaws. The Nominating Committee evaluates nominees recommended by shareholders utilizing the same criteria it uses for other nominees. The Nominating Committee Charter is available on our website at www.purecyclewater.com. The Nominating Committee held two (2) meetings during the fiscal year ended August 31, 2009.
Director Attendance at Annual Meeting — All of our board members are expected to attend the annual meetings. All of our board members attended the 2009 Annual Meeting.
Board meetings held — During the fiscal year ended August 31, 2009, the board of directors held five (5) meetings. All board members attended more than 75% of the meetings except Mr. Campbell.
Compensation Committee Interlocks and Insider Participation — No interlocking relationship exists between any member of the board of directors or the Compensation Committee and any other company’s board of directors or compensation committee.
Shareholder Communications with the Board
The board of directors has adopted a policy for shareholders to send communications to the board. The policy is available on the Company’s website at www.purecyclewater.com. Shareholders wishing to send communications to the board may contact the President at the Company’s principal place of business or e-mail info@purecyclewater.com. All such communications shall be shared with the members of the board, or if applicable, a specified committee or director.
Relationship of Directors and Officers
None of the current directors or officers, or nominees for director, is related to any other officer or director of the Company or to any nominee for director.
Terms of Directors and Officers
All directors are elected for one-year terms which expire at the annual meeting of shareholders or when their successors are elected and qualified. The Company’s officers are elected annually by the board of directors and hold office until their successors are elected and qualified.
Director Independence
At least a majority of the members of the board and all members of the board’s Audit, Compensation, and Nominating Committees must be independent in accordance with the NASDAQ Stock Market Rules. The board has determined that Messrs. Augur, Epker, Guido, Howell, and Middlemas are independent pursuant to the NASDAQ Stock Market Rules.

Director Compensation
Directors who are employees of the Company receive no fees for board service. Currently, Mr. Harding is the only director who is also an employee. Each non-employee director receives a payment of $10,000 for each full year in which he or she serves as a director, with an additional payment of $1,000 for each committee on which he or she serves, and $1,000 for serving as chairman of the board. Directors receive $500 for attendance at each board meeting and, if committee meetings are held separate from board meetings, each director receives $500 for attendance at such committee meetings.
The following table sets forth summary information concerning the compensation paid to our non-employee directors in fiscal 2009 for services to the Company:
Summary Director Compensation Table

					Change in
					Pension Value
					and
	Fees			Non-Equity	Nonqualified
	Earned or	Stock	Option	Incentive Plan	Deferred	All other
	Paid in	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	Cash ($)	($)	($) (1)	($)	Earnings	($)	($)
(a)	(b)	(c)	(e)	(d)	(f)	(g)	(h)
Harrison H. Augur — Chair (2)	$17,500	$—	$6,044	$—	$—	$—	$23,544
Mark D. Campbell (3)	$11,500	$—	$6,044	$—	$—	$—	$17,544
Arthur G. Epker III (4)	$14,500	$—	$6,044	$—	$—	$—	$20,544
Richard L. Guido (5)	$16,000	$—	$6,044	$—	$—	$—	$22,044
Peter C. Howell (6)	$16,000	$—	$6,044	$—	$—	$—	$22,044
George M. Middlemas (7)	$16,000	$—	$6,044	$—	$—	$—	$22,044

(1)
In addition to cash compensation, as part of the 2004 Incentive Plan approved by shareholders at the 2004 annual meeting of shareholders, each non-employee director receives an option to purchase 5,000 shares of common stock upon initial election or appointment to the board (which vest one half at each of the first and second anniversary dates of the grant), and an option to purchase 2,500 shares for each subsequent full year in which he or she serves as a director, which options vest one year from the date of grant. The amounts in this column represent the dollar amount recognized as expense for financial reporting purposes with respect to the fiscal year ended August 31, 2009. For more information about how we account for share-based compensation see Note 9 — Shareholders’ Equity in our August 31, 2009 Form 10-K.

(2)
The $17,500 earned by Mr. Augur is comprised of: $10,000 for serving on the board, $1,000 for being the chairman of the board, $3,000 for serving on three committees, $3,500 for attendance at board and committee meetings ($500 per meeting). Mr. Augur had 17,500 options outstanding as of August 31, 2009, all of which are exercisable within 60 days of the filing of this Proxy Statement.

(3)
The $11,500 earned by Mr. Campbell is comprised of: $10,000 for serving on the board and $1,500 for attendance at board meetings ($500 per meeting). Mr. Campbell had 12,500 options outstanding as of August 31, 2009, all of which are exercisable within 60 days of the filing of this Proxy Statement.

(4)
The $14,500 earned by Mr. Epker is comprised of: $10,000 for serving on the board, $2,000 for serving on two committees and $2,500 for attendance at board and committee meetings ($500 per meeting). Mr. Epker had 10,000 options outstanding as of August 31, 2009, of which 7,500 are exercisable within 60 days of the filing of this Proxy Statement.

(5)
The $16,000 earned by Mr. Guido is comprised of: $10,000 for serving on the board, $2,000 for serving on two committees and $4,000 for attendance at board and committee meetings ($500 per meeting). Mr. Guido had 17,500 options outstanding as of August 31, 2009, all of which are exercisable within 60 days of the filing of this Proxy Statement.

(6)
The $16,000 earned by Mr. Howell is comprised of: $10,000 for serving on the board, $1,000 for serving on one committee and $5,000 for attendance at board and committee meetings ($500 per meeting). Mr. Howell had 15,000 options outstanding as of August 31, 2009, all of which are exercisable within 60 days of the filing of this Proxy Statement.

(7)
The $16,000 earned by Mr. Middlemas is comprised of: $10,000 for serving on the board, $2,000 for serving on two committees and $4,000 for attendance at board and committee meetings ($500 per meeting). Mr. Middlemas had 17,500 options outstanding as of August 31, 2009, all of which are exercisable within 60 days of the filing of this Proxy Statement.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Compensation Philosophy
The Company’s executive compensation program is administered by the Compensation Committee of the board of directors. The Compensation Committee is composed of Messrs. Middlemas, Augur and Epker, three non-employee directors. The Compensation Committee reviews the performance and compensation level for the executive officer and determines equity grants under the 2004 Incentive Plan. The executive officer may provide information to the committee regarding his compensation; however, the Compensation Committee makes the final determination on executive compensation. Final compensation determinations, including equity awards, are generally made in August at the end of the Company’s fiscal year end. The following outlines the philosophy and objectives of the Company’s compensation plan.
Q.	What are the objectives of the Company’s compensation plan?

A.
The objectives of the Company’s compensation plan are to correlate executive compensation with the Company’s objectives and overall performance and to enable the Company to attract, retain and reward executive officers who contribute to its long-term growth and success.

Q.	What is the Company’s compensation plan designed to do?

A.
The Company’s compensation plan is designed to attract, retain and motivate quality executive talent critical to the Company’s growth and success. The compensation plan is designed to reward the executive officer of the Company with competitive total pay opportunities through a compensation mix that emphasizes cash and non-cash incentives and merit-based salary increases, while de-emphasizing entitlements and perquisites. The compensation plan is designed to create a mutuality of interest between executive and shareholders through equity ownership programs and to focus the executive’s attention on overall corporate objectives, in addition to the executive’s personal objectives.

Q.	What are the goals of the Compensation Committee?

A.
The goal of the Compensation Committee is to provide a compensation package that is competitive with compensation practices of companies with which the Company competes, provides variable compensation that is linked to achievement of financial and individual performance goals, and aligns the interests of the executive officer and employees with those of the shareholders of the Company by providing them with equity ownership in the Company. Additionally, the Compensation Committee’s goal is to design compensation packages which fall within the mid-range of the packages provided to executives of similarly sized corporations in like industries.

Q.	What are the basic elements of the executive officer’s pay and how do those fit into the Company’s compensation plan?

A.
Generally the executive officer receives a base cash salary, cash bonus (if the compensation committee elects one), and long-term equity incentives. The mixture of these cash and non-cash compensation items is designed to provide the executive with a competitive total compensation package while not using an excessive amount of the Company’s cash or overly diluting the equity positions of its shareholders. The compensation plan for the President is described below.

Q.	Does the Company offer any benefit plans to its executive officer?

A.	The executive officer is eligible for the same benefits available to all Company employees. Currently, this includes participation in a tax-qualified 401(k) plan, health and dental plans.

Q.	Does the Company offer any perquisites to its executive officer?

A.	The Company’s executive officer does not receive any perquisites or personal benefits.

Compensation of the Company’s President
The current compensation program for the Company’s President consists of the following:
Base Salary—The Compensation Committee reviewed and approved a salary for the President during the year ending August 31, 2009. His base salary was established by the Compensation Committee based upon competitive compensation data for similarly sized public companies, job responsibilities, level of experience, individual performance and contribution to the business throughout his career with the Company. In making the base salary decision, the committee exercised its discretion and judgment based upon these factors. No specific formula was applied to determine the weight of each factor. While the committee reviewed competitive compensation data, it did not benchmark Mr. Harding’s compensation to that of any other company. Mr. Harding’s base salary remained unchanged from last year.
Incentive Bonus—The Compensation Committee’s goal in granting incentive bonuses is to tie a portion of the President’s compensation to the performance of the Company and to the President’s individual contribution to the Company. Due to the difficult market for real estate developments, the primary market for the Company’s water rights, and the lack of significant transactions in fiscal 2009, no incentive bonuses were granted to employees, including the President, during the year ended August 31, 2009.
Long-Term Stock Incentives—The Compensation Committee has previously provided the Company’s President with long-term equity incentive compensation through grants of stock options and restricted stock. The goal of the long-term stock incentives has been to align the interests of the President with those of the Company’s shareholders and to provide the President with a long-term incentive to manage the Company from the perspective of an owner with an equity stake in the business. It is the belief of the Compensation Committee that stock options and restricted stock grants directly motivate an executive to maximize long-term shareholder value. The philosophy of administering the long-term stock incentive plan is to tie the number of stock options and restricted stock awarded to each employee in the plan to the performance of the Company and to the individual contribution of each employee in the plan.
No long-term stock incentives were granted during the fiscal year ended August 31, 2009. In making this decision, the Compensation Committee considered the fact that the President currently has a significant equity ownership in the Company, which it believes adequately aligns his interests with those of the Company’s shareholders.
Discussion with Respect to Qualifying Compensation for Deductibility
Section 162(m) of the Internal Revenue Code imposes a limit on tax deductions for annual compensation (other than performance-based compensation) in excess of one million dollars paid by a corporation to its chief executive officer and its other four most highly compensated executive officers. The Company has not established a policy with regard to Section 162(m) of the Code, because the Company does not currently anticipate paying cash compensation in excess of one million dollars per annum to any employee. The Compensation Committee will continue to assess the impact of Section 162(m) on its compensation practices and determine what further action, if any, is appropriate.

Compensation Tables
The following tables set forth information required by Item 402 of Regulation S-K. The Company’s President, Mr. Harding, is the Principal Executive Officer and the Principal Financial Officer of the Company. Therefore, all tables contained in this section relate solely to Mr. Harding.
Summary Compensation Table

							Change in
							Penson Value
							and Non-
							Qualified
				Stock		Non-Equity	Deferred
		Base		Awards	Option	Incentive Plan	Compensation	All Other
Name and principal	Fiscal	Salary	Bonus	(1)	Awards	Compensation	Earnings	Compensation	Total
position	Year	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Mark W. Harding	2009	250,000	—	—	—	—	—	—	250,000
Principal Executive	2008	250,000	—	—	—	—	—	—	250,000
and Financial Officer	2007	200,000	300,000	259,495	—	—	—	—	759,495

(1)
This represents the fair value of the 34,189 shares of restricted stock granted to the named executive officer on August 27, 2007. The restricted stock is subject to forfeiture if Mr. Harding ceases to be an employee of the Company. The forfeiture restriction lapsed with respect to one half of the shares on August 27, 2008, the first anniversary date, and the forfeiture lapsed with respect to the remaining half of the shares on August 27, 2009, the second anniversary date. The grant date fair value of the restricted stock was based upon the market price of the Company’s common stock on the date of the grant. The grant date fair value was amortized to compensation expense over the vesting term of two years, which was the period during which the forfeiture provisions lapsed.

Grants of Plan Based Awards — The Company did not grant any plan based awards to Mr. Harding during the year ended August 31, 2009. Therefore, the Company omitted the Grants of Plan Based Awards Table.
Outstanding Equity Awards at Fiscal Year-End — Mr. Harding does not have any outstanding equity awards at August 31, 2009. Therefore, the Company omitted the Outstanding Equity Awards at Fiscal Year-End table.
Option Exercise and Stock Vested — Mr. Harding did not exercise any options or have any stock vest during the year ended August 31, 2009. Therefore, the Company omitted the Option Exercise and Stock Vested table.
Pension Benefits — The Company does not offer pension benefits. Therefore, the Company omitted the Pension Benefits Table.
Non-Qualified Deferred Compensation — The Company does not have any non-qualified deferred compensation plans. Therefore, the Company has omitted the Non-Qualified Deferred Compensation Table.
Termination or Change-in-Control Plans — The Company does not have any Termination of Change in Control Plans. Therefore, the Company has omitted the Termination of Change in Control Plans Table.

Compensation Committee Report1
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on the Committee’s review and discussion with management, has recommended to the full board of directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for the Annual Meeting.
Respectfully submitted by the Compensation Committee of the Board of Directors
/s/ George M. Middlemas (Chairman)
/s/ Harry H. Augur
/s/ Arthur G. Epker III
REPORT OF THE AUDIT COMMITTEE1
The Audit Committee of the board of directors is comprised of independent directors and operates under a written charter adopted by the board of directors. The Audit Committee charter is reassessed and updated as needed in accordance with applicable rules of the Securities and Exchange Commission and NASDAQ.
The Audit Committee serves in an oversight capacity. Management is responsible for the Company’s internal controls over financial reporting. The independent auditors are responsible for performing an independent audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and issuing a report thereon. The Audit Committee’s primary responsibility is to monitor and oversee these processes and to select and retain the Company’s independent auditors. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the Company’s audited financial statements and discussed not only the acceptability but also the quality of the accounting principles, the reasonableness of the significant judgments and estimates, critical accounting policies and the clarity of disclosures in the audited financial statements prior to issuance.
The Audit Committee reviewed and discussed the audited financial statements as of and for the year ended August 31, 2009 with the Company’s independent auditors, GHP Horwath P.C. (“GHP”), and discussed not only the acceptability but also the quality of the accounting principles, the reasonableness of the significant judgments and estimates, critical accounting policies and the clarity of disclosures in the audited financial statements prior to issuance. The Audit Committee meets with GHP, with and without management present, to discuss the results of their examination and their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee discussed and reviewed with GHP all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards (SAS) No. 61, as amended (Communication with Audit Committees, AU Section 380), as adopted by the PCAOB in Rule 3200T. GHP also provided the Audit Committee the written disclosures and the letter required by the applicable requirements of the PCAOB for independent auditor communications with the Audit Committee. The Audit Committee also confirmed GHP’s independence with GHP.
Based on the foregoing, the Audit Committee recommended to the board of directors that the Company’s audited financial statements be included in the Company’s Form 10-K for the fiscal year ended August 31, 2009.
/s/ Peter C. Howell
/s/ Harrison H. Augur
/s/ Richard L. Guido
/s/ George M. Middlemas

[1]
These reports are not “soliciting material,” are not deemed “filed” with the Commission and are not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, irrespective of any general incorporation language in any such filing, except to the extent the Company specifically references one of these reports.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Agreements with Related Parties
Tap Participation Fee Payments — On August 31, 2006, pursuant to an Asset Purchase Agreement (the “Arkansas River Agreement”) with HP A&M, the Company purchased approximately 60,000 acre feet of water rights in the Arkansas River and other related assets. As consideration for these assets, the Company issued HP A&M 3,000,000 shares of its common stock. The Company also granted HP A&M the right to receive ten percent (10%) of gross proceeds, or the equivalent thereof, from the sale of the next 40,000 water taps (the “Tap Participation Fee”), which was valued at approximately $45.6 million at the acquisition date. The Tap Participation Fee is due and payable once the Company sells a water tap and receives the consideration due for such water tap. The Company did not sell any water taps during the year ended August 31, 2009. However, the Company did make Tap Participation Fee payments to HP A&M as a result of non-irrigated land sales, which are discussed in greater detail in Note 8 — Long-Term Debt and Operating Lease to the Company’s 2009 Form 10-K. As a result of the acquisition, HP A&M owns 14.8% of the outstanding shares of common stock of the Company. See also Note 3 in the Voting Securities and Principal Holders Thereof section above regarding beneficial ownership by Mr. Campbell.
Review and Approval of Related Party Transactions
It is our policy as set forth in writing in our Code of Business Conduct and Ethics that actual or apparent conflicts of interest are to be avoided if possible and must be disclosed to the board of directors. Pursuant to the Code of Business Conduct and Ethics, any transaction involving a related party must be reviewed and approved by the Audit Committee. Additionally, the Audit Committee Charter requires the Audit Committee to review any transaction involving the Company and a related party at least once a year or upon any significant change in the transaction or relationship. The Code also provides non-exclusive examples of conduct which would involve a potential conflict of interest and requires any material transaction involving a potential conflict of interest to be approved in advance by the board.
We annually require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions. Our board of directors and outside legal counsel review all transactions and relationships disclosed in the directors’ and officers’ questionnaire, and the board makes a formal determination regarding each director’s independence. If a director is determined to no longer be independent, such director, if he or she serves on any of the Audit Committee, the Nominating and Corporate Governance Committee, or the Compensation Committee, will be removed from such committee prior to (or otherwise will not participate in) any future meeting of the committee. If the transaction presents a conflict of interest, the board of directors will determine the appropriate response.
ELECTION OF DIRECTORS
(Proposal No. 1)
As of the date of the Meeting, the number of members of the board of directors will be fixed at six. The board of directors nominates the following persons currently serving on the board for reelection to the board: Mark W. Harding, Harrison H. Augur, Arthur G. Epker III, Richard L. Guido, Peter C. Howell and George M. Middlemas.
Set forth below are the names of all nominees for director, all positions and offices with the Company held by each such person, the period during which each has served as such, and the principal occupations and employment of such persons during at least the last five years:
Mark W. Harding. Mr. Harding joined the Company in April 1990 as Corporate Secretary and Chief Financial Officer. He was appointed President of the Company in April 2001, CEO in April 2005, and a member of the board of directors in February 2004. Mr. Harding brings a background in investment banking and public finance, having worked from 1988 to 1990 for Price Waterhouse’s management consulting services where he assisted clients in public finance and other investment banking related services. Mr. Harding is the President and a board member of the Rangeview Metropolitan District and serves on a number of advisory boards relating to water and wastewater issues in the Denver region, including a statewide roundtable created by the Colorado legislature charged with identifying ways in which Colorado can address the water shortages facing Front Range cities including Denver and Colorado Springs. Mr. Harding earned a B.S. Degree in Computer Science and a Masters in Business Administration in Finance from the University of Denver.

Harrison H. Augur. Mr. Augur joined the board and was elected Chairman in April 2001. For more than 20 years, Mr. Augur has been involved with investment management and venture capital investment groups. Mr. Augur has been a general partner of CA Partners since 1987, and general partner of Patience Partners LLC since 1999. Mr. Augur received a Bachelor of Arts degree from Yale University, an LLB degree from Columbia University School of Law, and an LLM degree from New York University School of Law.
Arthur G. Epker III. Mr. Epker was appointed to the board on August 2, 2007. Since 1992, Mr. Epker has been a Vice President and partner of PAR Capital Management, Inc., a private investment company located in Boston, MA. Mr. Epker is also a portfolio manager over a portion of the assets of PAR Investment Partners, L.P., a private 3(c)7 investment company. Mr. Epker received his undergraduate degree in computer science and economics with highest distinction from the University of Michigan and received a Master of Business Administration from Harvard Business School.
Richard L. Guido. Mr. Guido served as a member of the Company’s board from July 1996 through August 31, 2003, and rejoined the board in 2004. Mr. Guido was an employee of Inco Limited, a Canadian mining company (now known as Vale Inco), from 1980 through February 2004. He previously served on the Company’s board pursuant to a voting agreement between Inco and the Company. That agreement is no longer in effect. Mr. Guido was Associate General Counsel of DeltaCom, Inc., a telecommunications company, from March 2006 to March 2007, and prior to that Mr. Guido was Associate General Counsel of Inco Limited and President, Chief Legal Officer and Secretary of Inco United States, Inc. Mr. Guido received a Bachelor of Science degree from the United States Air Force Academy, a Master of Arts degree from Georgetown University, and a Juris Doctor degree from the Catholic University of America.
Peter C. Howell. Mr. Howell was appointed to fill a vacancy on the board on February 3, 2005. From 1997 to present, Mr. Howell has served as an advisor to various business enterprises in the area of acquisitions, marketing and financial reporting. From August 1994 to August 1997, Mr. Howell served as the Chairman and Chief Executive Officer of Signature Brands USA, Inc. (formerly known as Health-O-Meter), and from 1989 to 1994 Mr. Howell served as Chief Executive Officer and a director of Mr. Coffee, Inc. Mr. Howell is a member of the board of directors of Libbey, Inc., Global Lite Array Inc. (a subsidiary of Global-Tech Advanced Innovations Inc.) and one private company. Mr. Howell received a Master of Arts degree in Economics from Cambridge University.
George M. Middlemas. Mr. Middlemas has been a director since April 1993. Mr. Middlemas has been a general partner with Apex Venture Partners, a diversified venture capital management group, since 1991. From 1985 to 1991, Mr. Middlemas was Senior Vice President of Inco Venture Capital Management, primarily involved in venture capital investments for Inco Securities Corporation. From 1979 to 1985, Mr. Middlemas was Vice President and a member of the Investment Committee of Citicorp Venture Capital Ltd., where he sourced, evaluated and completed investments for Citicorp. Mr. Middlemas is a member of the Pennsylvania State University-Library Development Board and Athletic Committee and is a board member of the Joffrey Ballet of Chicago. Mr. Middlemas received a Bachelors degree in History and Political Science from Pennsylvania State University, a Masters degree in Political Science from the University of Pittsburgh and a Master of Business Administration from Harvard Business School.
The Proxy cannot be voted for more than the six nominees named. Directors are elected for one-year terms or until the next annual meeting of the shareholders and until their successors are elected and qualified. All of the nominees have expressed their willingness to serve, but if because of circumstances not contemplated, one or more nominees is not available for election, the proxy holders named in the enclosed proxy card intend to vote for such other person or persons as the Nominating Committee may nominate.

The Arkansas River Agreement obligates the Company to nominate and solicit proxies for a director nominee designated by HP A&M through the earlier of (i) the annual meeting of the Company’s shareholders held following the fiscal year ended August 31, 2010, (ii) the date on which the Company fully discharges its obligation to pay the Tap Participation Fee, or (iii) August 31, 2011. In addition, Mr. Harding agreed to vote his shares of common stock in favor of the director nominee of HP A&M pursuant to a Voting Agreement for the same period that the Company is obligated to solicit proxies for the HP A&M director nominee. HP A&M did not designate a nominee to the board of directors for this election.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION AS DIRECTORS OF THE SIX PERSONS NOMINATED.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
(Proposal No. 2)
Action is to be taken by the shareholders at the Meeting with respect to the ratification and approval of the selection by the Audit Committee of the Company’s board of directors of GHP Horwath, P.C. (“GHP”) to be the independent auditors of the Company for the fiscal year ending August 31, 2010. In the event of a negative vote on such ratification, the Audit Committee of the board of directors will reconsider its selection. A representative of GHP is expected to be present at the Meeting. The GHP representative will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.
The Audit Committee reviews and approves in advance the audit scope, the types of non-audit services, if any, and the estimated fees for each category for the coming year. For each category of proposed service, GHP is required to confirm that the provision of such services does not impair their independence. Before selecting GHP, the Audit Committee carefully considered that firm’s qualifications as an independent registered public accounting firm for the Company. This included a review of its performance in prior years, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee has expressed its satisfaction with GHP in all of these respects. The Audit Committee’s review included inquiry concerning any litigation involving GHP and any proceedings by the Securities and Exchange Commission against the firm.
GHP reported that the Company maintained, in all material respects, effective internal control over financial reporting as of August 31, 2009, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).
GHP has no direct or indirect financial interest in the Company and does not have any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Neither the Company, nor any officer, director nor associate of the Company has any interest in GHP.
Fees — For the fiscal years ended August 31, 2009 and 2008, the Company was billed the following audit, audit-related, tax and other fees by its independent registered public accountant. The Audit Committee approved 100% of these fees in accordance with the Audit Committee Charter. The audit related fees are comprised entirely of fees for assistance with consultations with the Staff of the Office of the Chief Accountant of the Securities and Exchange Commission.

	Fiscal year ended August 31,
	2009	2008
Audit Fees	$62,900	$44,600
Audit Related Fees	$4,000	$4,900
Tax	$—	$—
All Other Fees	$—	$—

Pre-Approval Policy — The Audit Committee has established a pre-approval policy in its Charter. In accordance with the policy, the Audit Committee pre-approves all audit, non-audit and internal control related services provided by the independent auditors prior to the engagement of the independent auditors with respect to such services.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE INDEPENDENT AUDITORS.
ACTION TO BE TAKEN UNDER THE PROXY
The Proxy will be voted “FOR” approval of proposal 2 and “FOR” the directors nominated by the board, unless the Proxy is marked in such a manner as to withhold authority to so vote. The Proxy will also be voted in connection with the transaction of such other business as may properly come before the Meeting or any adjournment or adjournments thereof. Management knows of no other matters, other than the matters set forth above, to be considered at the Meeting. If, however, any other matters properly come before the Meeting or any adjournment thereof, the persons named in the accompanying Proxy will vote such Proxy in accordance with their best judgment on any such matter. The persons named in the accompanying Proxy will also, if in their judgment it is deemed to be advisable, vote to adjourn the Meeting from time to time.
OTHER INFORMATION
Section 16 (a) Beneficial Ownership Reporting Compliance
The Company’s directors and executive officers and persons who are beneficial owners of more than 10% of common stock are required to file reports of their holdings and transactions in common stock with the Securities and Exchange Commission and furnish the Company with such reports. Based solely upon the review of the copies of the Section 16(a) reports received by the Company and written representations from these persons, the Company believes that during the fiscal year ended August 31, 2009, all the directors, executive officers and 10% beneficial owners complied with the applicable Section 16(a) filing requirements, except that due to administrative oversight the stock option grant to each of the Company’s non-employee directors made on January 13, 2009 was reported late on Form 4’s filed for each such director on March 12, 2009. The Company files the Form 4’s with respect to stock option grants on behalf of said directors.
Shareholder Proposals
Shareholder proposals for inclusion in the Proxy Statement for the 2011 annual meeting of shareholders must be received at the principal executive offices of the Company by August 4, 2010 but not before June 5, 2010. For more information refer to the Company’s Bylaws which were filed as Appendix C to the Registration Statement on Form SB-2/A filed on June 10, 2004. The Company is not required to include proposals received outside of these dates in the proxy materials for the 2011 annual meeting of shareholders, and any such proposals shall be considered untimely. The persons named in our proxy will have discretionary authority to vote all proxies with respect to any untimely proposals.
Delivery of Materials to Shareholders with Shared Addresses
The Company utilizes a procedure approved by the SEC called “householding”, which reduces printing and postage costs. Shareholders who have the same address and last name will receive one copy of the Important Notice Regarding the Availability of Proxy Materials or one set of printed proxy materials unless one or more of these shareholders has provided contrary instructions.
If you wish to receive a separate copy of the proxy statement or the Notice of the Company’s Annual Report on Form 10-K, or if you are receiving multiple copies and would like to receive a single copy, please contact our transfer agent at Computershare Trust Company, Inc., 350 Indiana St., Suite #800, Golden, Colorado 80401, telephone (303) 262-0600, or write to or call the Company’s Secretary at the Company’s address or phone number set forth above, and we will undertake to deliver such documents promptly. If your shares are owned through a bank, broker or other nominee, you may request householding by contacting the nominee.

Form 10-K and Related Exhibits
The Company’s Annual Report on Form 10-K is available, free of charge, at the Company’s website, www.purecyclewater.com, or at the SEC’s website, www.sec.gov. In addition, the Company will furnish a copy of its Form 10-K to any shareholder free of charge and a copy of any exhibit to the Form 10-K upon payment of the Company’s reasonable expenses incurred in furnishing such exhibit(s). You may request a copy of the Form 10-K or any exhibit thereto by writing the Company’s Secretary at: Pure Cycle Corporation, 500 E. 8th Ave, Suite 201, Denver, CO 80203, or by sending an email to info@purecyclewater.com. The information on our website is not part of this proxy statement.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 014D2B 6 1 A V + Annual Meeting Proxy Card _____ .. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + B Non-Voting Items For Against Abstain 2. The Board of Directors recommends a vote FOR the ratification of appointment of the independent auditors named in the proxy statement for the fiscal year ending August 31, 2010. Change of Address — Please print new address below. For Withhold For Withhold For Withhold A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2. 01 — Mark W. Harding 04 — Richard L. Guido 02 — Harrison H. Augur 05 — Peter C. Howell 03 — Arthur G. Epker, III 06 — George M. Middlemas 1. Election of Directors: MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 123456 C0123456789 12345
MMMMMMM 0 2 3 8 4 3 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789

_IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE._ Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on January 12, 2010. Vote by Internet · Log on to the Internet and go to www.envisionreports.com/PCYO · Follow the steps outlined on the secured website. Vote by telephone · Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. · Follow the instructions provided by the recorded message. _____ .. Proxy Solicited by Board of Directors for Annual Meeting — January 12, 2010 Harrison H. Augur and Mark W. Harding, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Pure Cycle Corporation to be held on January 12, 2010 at 2PM Mountain time at the offices of Davis, Graham & Stubbs LLP, 1550 17th Street, Suite 500, Denver, CO 80202, or at any postponement or adjournment thereof. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the shareholder. If no instructions are specified, this proxy will be voted FOR the election of directors and proposal 2.
(Continued and to be voted on reverse side.) Proxy — Pure Cycle Corporation _IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE._